016570 003590127CRESTRICTED4057-423 COMMON STOCK COMMON STOCK ADD ADD ADD ADD DESIGNATION MR PO PAR VALUE $0.01 THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY BO A 4 3 2 1 SAMPLE 43004, Certificate Shares Number 6 0 0 6 2 0 6 0 0 6 2 0 (IF Providence, ZQ 000000 ANY) 6 0 0 6 2 0 TRW AUTOMOTIVE HOLDINGS CORP. 6 0 0 6 2 0 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE 6 0 0 6 2 0 Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample RI Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David THIS CERTIFIES THAT Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander 02940 David Sample MR. SAMPLE Mr. Aleander David Sample Mr. Aleander David &Sample MRS. Mr. Aleander David SAMPLE Sample Mr. Aleander David Sample Mr. & CUSIP 87264S 10 6 Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander — MR. SAMPLE & MRS. SAMPLE SEE REVERSE FOR CERTAIN DEFINITIONS 3004 David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Aleander David Sample Mr. Sample Mr. Sa FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON CAPITAL STOCK, PAR VALUE $0.01, OF TRW Automotive Holdings Corp. transferable on the books of the Corporation by the holder hereof in person, Total 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 Certificate DTC Number Insurance Holder CUSIP or by duly authorized attorney, upon the surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Transaction ID of Value Numbers Shares Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. 12345678 DATED <<Month Day, Year>> Num/No 6 5 4 3 2 1 FACSIMILE SIGNATURE TO COME COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. 123456789012345 . President and Chief Eecutive Officer TRANSFER AGENT AND REGISTRAR, Denom 6 5 4 3 2 1 1,000,000 . 123456 FACSIMILE SIGNATURE TO COME Total 7654321.00 By Treasurer AUTHORIZED SIGNATURE

TRW AUTOMOTIVE HOLDINGS CORP.
THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT, AS AMENDED, BETWEEN TRW AUTOMOTIVE HOLDINGS CORP. AND COMPUTERSHARE TRUST COMPANY, N.A., AS SUCCESSOR RIGHTS AGENT, DATED AS OF JANUARY 23, 2004, AS THE SAME MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF TRW AUTOMOTIVE HOLDINGS CORP. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. TRW AUTOMOTIVE HOLDINGS CORP. WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT	-	Custodian

		(Cust)		(Minor)
TEN ENT - as tenants by the entireties		under Uniform Gifts to Minors Act

(State)
JT TEN - as joint tenants with right of survivorship	UNIF TRF MIN ACT	-	Custodian (until age			)
)
(Cust)
under Uniform Transfers to Minors Act

		(Minor)			(State)
Additional abbreviations may also be used though not in the above list.
THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A COPY OF THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUESTS MAY BE ADDRESSED TO THE SECRETARY OF THE CORPORATION.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received, hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:                                             20

Signature:

Signature:

Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED